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                                                                   EXHIBIT 10.09

                NETWORKMCI ENTERPRISE MANAGEMENT (NEM) AGREEMENT




     THIS AGREEMENT (hereinafter "Agreement") is made and entered into this 1st day of July, 1997 (the "Effective Date") by and between CALIBER LEARNING NETWORK, INC. having its principal place of business at 1000 Lancaster St, Baltimore, Maryland 21202 (hereinafter "Customer") and MCI SYSTEMHOUSE CORP., with offices located at 3 Ravinia Drive, Atlanta, Georgia 30346 (hereinafter "MCIS").

     WHEREAS, MCIS wishes to provide to the Customer and the Customer wishes to obtain from MCIS the Services (as herein below defined), subject to and in accordance with the provisions of this Agreement;

     NOW THEREFORE in consideration of the foregoing and the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 In this Agreement, the following terms shall have the following respective meanings:


     "ACT OF INSOLVENCY" means that a Party:


          (i) institutes proceedings for its winding up (except for reorganization), liquidation, or dissolution or consents to the filing of any petition with respect thereto or files a petition seeking reorganization, readjustment, arrangements, composition or similar relief under any United States or other applicable law or consents to the filing of any such petition or to the appointment of a receiver, liquidator, trustee or similar officer of itself or any part of its property or makes an assignment for the benefit of creditors or is unable, or admits in writing its inability, to pay its debts as they become due or otherwise acknowledges its insolvency or is deemed for the purposes of any applicable law to be insolvent or voluntarily suspends transaction of its usual business or any action is taken by such party in furtherance of any of the aforesaid purposes, or

          (ii) if a court having jurisdiction enters a decree or order for its winding up, liquidation or dissolution or adjudges it to be insolvent or enters a decree or order which remains in force, undischarged or unstayed, for a period of 15 days or more approving, as properly filed, a petition seeking reorganization, readjustment, arrangement, composition or similar relief for any such party under any applicable law, or the appointment of any receiver, liquidator, trustee or similar officer of any such party or all or any part of its property, or

          (iii) if any application is made with respect to it under applicable insolvency or replacement legislation or if a proceeding is instituted for its winding up or a petition in bankruptcy is presented against it under a bankruptcy or similar act and such application, proceeding or petition is not dismissed, stayed or

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                 withdrawn within 15 days after such party has notice or
                 knowledge of the institution thereof; or

          (iv) if a party otherwise ceases doing business as a going concern for 5 or more Business Days.


     "ADDITIONAL SERVICES" means services to be provided by MCIS to Customer which are not included in the Services.

     "AFFILIATE" and "SUBSIDIARY", when used with reference to MCIS or Customer, respectively, a person or entity (i) that at such time owns directly or indirectly, more than 50% of the capital stock (or other ownership interest, if not a corporation) of such party ordinarily having voting rights, or (ii) more than 50% of whose capital stock (or other ownership interest, if not a corporation) ordinarily having voting rights at such time is owned, directly or indirectly, by such party, or (iii) more than 50% of whose capital stock (or other ownership interest, if not a corporation) ordinarily having voting rights at such time is owned, directly or indirectly, by another person or entity that at such time owns, directly or indirectly, more than 50% of the capital stock (or other ownership interest, if not a corporation) of such party ordinarily having voting rights, or (iv) is otherwise, directly or indirectly, under common ownership, management or control with either party.

     "AGREEMENT" means this agreement, any Schedule annexed thereto and all Modifications.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, statutory holiday or other holiday observed by MCIS in the United States.

     "CHANGE ORDER REQUEST" and "CHANGE ORDER PROPOSAL" mean the respective documents used by a party to request a change to the Services. The general forms are attached as Exhibits 1 and 2 of Schedule G.

     "COMMENCEMENT DATE" means for each Customer Location, the date upon which MCIS commences providing the Services.

     "CONFIDENTIAL INFORMATION" means all data, information and materials relating to the business and management of each party respectively, which is disclosed to the other party pursuant to this Agreement and/or in respect of the Services including all input data, output data, programs and documentation information relating thereto; any information concerning systems; any business, financial marketing and technological information of either party; proprietary and trade secrets; technical drawings, designs and concepts; technology and accounting, financial and personnel records of such party; each party's software programs, routines, formulae and concepts and documentation information relating thereto; production plans, designs, layouts and schedules; marketing analyses, plans, customer data and surveys; and, in the case of Customer, all Customer Data; however Confidential Information shall not include any data or information which:


          (i) is available to the public or becomes generally available to the public through no fault of the receiving party;


                               MCIS Confidential

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          (ii)   subsequently becomes available to the public through no fault of the receiving party and through means other than by disclosure by the receiving party;

          (iii) is received by the receiving party from a third party who was lawfully in possession of such information free of any obligation of confidence;

          (iv) was already in the possession of the receiving party before it was disclosed to that party by the other party and the receiving party has documentary evidence of that possession;

          (v) is disclosed by the receiving party with the prior written consent of the disclosing party; or

          (vi) must be disclosed as required by law, provided, however, that the receiving party shall first have given prompt notice to the disclosing party in order to permit the disclosing party a reasonable opportunity to interpose an objection or obtain a protective order to protect the confidentiality of such information.


     "CONTRACT MONTH" means any calendar month of a Contract Year.

     "CONTRACT YEAR" means the 12-month period beginning on July 1 and ending on June 30 of each calendar year during the Term, and any subsequent 12-month periods thereafter for so long as this Agreement is in effect.

     "CUSTOMER DATA" means (a) all information in the form provided to MCIS by Customer and (b) all information generated and/or stored by the Services excluding the associated database rules, classification systems, organization systems or other MCIS proprietary methodology and all other proprietary data of MCIS or third parties.

     "CUSTOMER LOCATIONS" means the Customer locations in which WAN/LAN Environment computer hardware, other equipment and associated software are located, whether owned or operated by Customer, Customer's agents or franchisees or clients of Customer, and includes the initial Customer Locations identified in Schedule "B".

     "CUSTOMER SOFTWARE" means those software programs including all related documentation and media, which are owned or licensed by or are proprietary to Customer, including third party software, which are required to perform the Services.

     "DISCLOSING PARTY" means the Party furnishing Confidential Information and "RECEIVING PARTY" means the Party receiving Confidential Information;

     "END USERS" means the Customer's users of the Services who are located at the Customer Locations identified in Schedule "B".

     "END-USER DEVICE" means the Customer workstations or LAN-attached printers used by the End User.

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     "EQUIPMENT" means the terminal hardware and firmware and all other equipment acquired in respect thereto by Customer and listed at Schedule C hereof including, without limitation, routers, switches, servers, desktops and LAN printers.

     "MANAGED NETWORK ELEMENT" means the Equipment necessary for MCIS to provide the Services to the End-User Devices, including routers, switches, hubs, and servers.

     "NETWORK"   means the MCI bandwidth services acquired from MCI by the
     Customer which are connected to the Managed Network Elements.

     "LAN" means Local Area Network.

     "MASTER LEASE AGREEMENT" means the agreement governing SHL Financial Services lease to Customer of machines, furniture, equipment, services and features as described therein. To the extent that there is a conflict between the terms of this Agreement and the Master Lease Agreement, the terms of the Master Lease Agreement shall take precedence over those of the Agreement.

     "MATERIALS" means the part of any tangible media upon or within which any part of the Confidential Information is recorded or reproduced in any form and shall exclude any storage device which forms a part of computer hardware.

     "MODIFICATION" means (a) a written amendment to the Agreement signed by all parties, or (b) a Change Order Request or Change Order Proposal signed by all parties.

     "PARTIES" means the parties to this Agreement and "Party" means either one of them.

     "PERSON" means an individual, partnership, corporation (including business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a government or any agency, department or instrumentality thereof or vice versa, howsoever designated or constituted.

     "REQUIRED CONSENTS" means, collectively, all consents required to be obtained for MCIS third party access to or use of applicable software.

     "SCHEDULE(S)" means attachments to this Agreement, as the parties may agree to amend same from time to time. The terms and conditions of any Schedule are in addition to the terms and conditions set forth in this Agreement, except where such terms and conditions of any Schedule conflict or are inconsistent with the terms and conditions of the main body of this Agreement, in which case the terms and conditions of the main body shall prevail.

     "SERVICES" means those services to be provided to Customer by MCIS, its agents or representatives under this Agreement and as set out herein and in Schedule "A" attached hereto.

     "SERVICE LEVEL" means the standard of the service delivery system which must be attained or exceeded and is expressed in Schedule "F".

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     "SOFTWARE" means computer programs, regardless of format or medium, their documentation and specifications.

     "SUBCONTRACTOR" means any third party having an agreement with MCIS for the execution or supply of all or any portion of the Services.

     "TERM" shall mean the Initial Term and any renewal period or subsequent Contract Year.

     "WORK PRODUCT" means all original written material made, prepared, developed or produced by either party in the performance of its obligations pursuant to this Agreement including source code and object code ("CODE") but excluding ideas, concepts, know-how or techniques.


1.2      Schedules.    The following Schedules are annexed hereto and form part
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hereof:


  Schedule "A" - Description of Services
  Schedule "B" -  Customer Locations

  Schedule "C" -  Equipment to be purchased by Customer - per site

  Schedule "D" -  Minimum Configurations
  Schedule "E" -  Pricing

  Schedule "F" -  Service Levels

  Schedule "G" - Change Order Procedures


1.3      Headings.    The division of this Agreement into Sections and the
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insertion of recitals and headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4      Singular, Plural, Gender.     Wherever in this Agreement the context so
         -------------------------
requires, the singular number shall include the plural number and vice versa and any gender herein used shall be deemed to include the feminine, masculine or neuter gender.

1.5      Agreement.    The terms "hereof," "hereto," "herein," "hereunder" and
         ---------
similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto.

1.6      Entire Agreement.    The Parties agree that this Agreement constitutes
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the complete and exclusive statement of the terms and conditions between them covering the performance thereof and cannot be altered, amended or modified except in writing executed by both parties hereto. Any representation, warranty or condition, written or otherwise, not expressly contained in this Agreement or in an authorized written amendment thereto shall not be enforceable by either Party. Each of the Parties acknowledge that it has not been induced to enter into this Agreement by any representation not specifically stated herein.

1.7      Severability.    If any of the provisions contained in this Agreement
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is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or unenforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

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1.8      Governing Law.    This Agreement and its application and interpretation
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will be governed exclusively by the laws prevailing in the State of New York, and the federal laws of the United States of America applicable therein (excluding any conflict of laws rule or principle that might refer such construction to the laws of another jurisdiction).

1.9      Date for Action.  In the event that any date on which any action is
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required to be taken hereunder by any of the parties on a Business Day is not a
Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day unless otherwise provided in this Agreement. For greater certainty, this Section 1.9 shall not apply to Service Levels set forth in Schedule "F".


ARTICLE 2 - TERM AND RENEWAL


2.1 This Agreement shall commence as of 12:01 a.m. on the Effective Date and shall continue for a period of four (4) years ending on June 30, 2001 unless sooner terminated pursuant to the terms herein ("Initial Term").

2.2 Where, at least six (6) months prior to the expiry of the Initial Term or any subsequent 12-month period thereafter (each a "CONTRACT YEAR"), the parties have failed to reach agreement in writing upon the terms and conditions for renewal of this Agreement, the party which intends to terminate this Agreement shall give written notice to the other party of its intention to terminate this Agreement. Notice must be received between 6 months and 30 days before expiry. Where no notice hereunder is received by either party within thirty (30) days prior to the expiry of the Initial Term or any subsequent Contract Year, this Agreement shall be automatically extended upon the same terms and conditions set forth herein on a month-to-month basis and continue until either party terminates in writing on 60 days notice to the other.


ARTICLE 3 - SERVICES

3.1      General.  MCIS shall provide Customer with the Services described in
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Schedule "A."  The Services shall be performed at the Customer Locations.

3.2 Upon written authorization from the Customer on at least 30 days' prior notice and in accordance with a mutually agreed roll-out schedule, MCIS shall begin the implementation of the Services at the specified Location as set forth
in Schedule "B."    MCIS and the Customer shall mutually agree on the date upon which implementation shall begin for any site not included in the roll-out schedule

3.3 For installation and service implementations that must be performed on less than 30 days notice to MCIS in writing, Customer shall have the right to retain third parties or perform the work itself for implementation delivery, only whenever MCIS has declined in writing or has not responded in a reasonable manner to provide such services for the applicable charges set forth in this Agreement, and MCIS shall not be responsible for any loss or claim resulting directly or indirectly from the acts or omissions of such third party.


ARTICLE 4 - PRICING

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4.1      Service Charges. For the Services to be provided by MCIS to Customer
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under this Agreement MCIS shall charge and Customer shall pay the rates and charges set forth on Schedule "E" (the "Service Charges"). If the Services or Customer Locations change during the Term of this Agreement, the Service Charges to be paid by Customer to MCIS shall be adjusted upon the mutual agreement of MCIS and Customer. Service Charges shall not include charges for any Additional Service. Any estimates made by MCIS for the cost of any Equipment or Additional Services specified in the Schedules shall be estimates only, unless otherwise stated in writing by MCIS to Customer.

4.2      Taxes.  The prices stated herein are exclusive of Federal, State or
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local taxes  or any and all duties and taxes, however designated, levied or based on this Agreement or services delivered hereunder, including any personal property, retail sales, goods and services, use or value-added taxes and whether such taxes are now in force or subsequently levied ("Taxes"). Customer agrees to pay all such Taxes specifically imposed on the purchaser of goods or services by law, except for taxes on the net income or assets of MCIS and except where Customer is otherwise exempt and provides MCIS with evidence of such exemption satisfactory to MCIS, which Taxes shall be invoiced [separately] on the original and any applicable subsequent invoices. In no event, however, will MCIS be liable for the payment of any Taxes based on the net income or assets of Customer or related to the Customer's employment of its own employees, agent or sub-contractors, including, but not limited to, workers' compensation taxes. Customer shall promptly reimburse MCIS for any such taxes which MCIS pays directly.


ARTICLE 5 - PAYMENT

5.1      Payment.     The Customer shall pay the Service Charges and any other
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charges payable hereunder within 30 days of the date of invoice at the place and in the manner specified by MCIS in the applicable invoice, or otherwise as MCIS shall direct.] Invoicing, payment, late payment or overdue interest charge terms and conditions which may be contained in any collateral finance document, including the Master Lease Agreement between Customer and SHL Financial Services Ltd. dated April 14, 1997, ("Master Lease Agreement") shall govern to the extent of any inconsistency with this Article 5. Leasing payments are subject to the terms and conditions of the Master Lease Agreement.


5.2      Invoicing.  MCIS will invoice the Customer on a monthly basis for the
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Service Charges and any other applicable charges or fees. Each invoice will state separately applicable Taxes owed by the Customer, if any, detailed by tax jurisdiction, as well as segregate services delivered across all Customer Locations, and per Customer Location services. For lease invoicing, SHL Financial Services shall invoice Customer as set forth in the Master Lease Agreement. MCIS shall reasonably provide explanation and detailed backup for Invoice line items.


5.3      Late Payment Charge.  Without prejudice to any other rights, remedies
         --------------------
or recourses available to MCIS under this Agreement, at law or in equity, should Customer fail to pay any amount required to be

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paid by Customer to MCIS hereunder, Customer shall pay to MCIS /*/ . Late payments set off conditions and security interest are subject to the terms and conditions of the Master Lease Agreement.


5.4      No Set-Off or Withholding.    Subject to Section 6.2, the right of MCIS
         ---------------------------
to any payment provided for under this Agreement shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment of any amount due or alleged to be due by reason of any past, present or future claims of the Customer against MCIS save and except that Customer may, upon notice to MCIS, withhold /*/ , for any bona fide disputed amount provided that withholding of such amounts shall be subject to the dispute resolution provisions in Article 13.


ARTICLE 6 - MCIS RESPONSIBILITIES

6.1      Client Services Representative (CSR).   Upon execution of this
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Agreement, MCIS shall designate a person to whom all communications from the
Customer shall be addressed and who has the authority to act for MCIS in connection with all operational aspects of this Agreement only ("CSR"). MCIS may replace the MCIS CSR at any time during the Term upon reasonable prior written notice to the Customer. MCIS will replace the MCIS CSR upon reasonable notice from Customer.

6.2  Services and Service Levels.  MCIS shall provide the Services as set out in
     ---------------------------
Schedule "A" hereto. MCIS shall meet or exceed each of the applicable Service Levels as identified in Schedule F, however Service Levels are not guarantees of performance, and, subject to Article 10, Service Level credits may be set off against monthly invoice payment, are Customer's sole remedy.

6.3   Project Management.  Upon execution of this Agreement, MCIS shall
      ------------------
designate a implementation Project Manager who has the responsibility of networkMCI Enterprise Management implementation of Customer Locations. Once implementations are complete, MCIS shall designate a CSR as defined in Section
6.1 who will act as the Customers single point of contact for on-going service delivery.

6.4  Subcontractors.    MCIS hereby reserves and the Customer acknowledges MCIS'
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right to obtain, contract for or otherwise acquire the services of
Subcontractors or agents in order to perform its obligations hereunder, provided that MCIS' use or reliance upon any such Subcontractor shall not relieve MCIS of its obligations under this Agreement. Customer acknowledges MCI Telecommunications Corporation and its Affiliates as approved subcontractors. To the extent that such third parties provide warranties to MCIS and to the extent that they permit the transfer of such warranties to the Customer, MCIS will pass such warranties through to the Customer.


ARTICLE 7 - CUSTOMER RESPONSIBILITIES

-------------------------
/*/ Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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7.1  Upon execution of this Agreement, Customer shall designate a person at each
Customer Location to accept the delivery of the Services for that Customer Location (the "Site Manager"). All communications from MCIS concerning the Services to be provided to that Customer Location shall be addressed to the Site Manager as necessary and the Site Manager shall have the authority to act on behalf of the Customer in all matters relating to the Services provided to the Site Manager's Customer Location . Customer will provide MCIS with prompt notice of any change of Site Manager. Customer will also designate a central project manager authorized by Customer to act in its behalf on all matters relating to this Agreement, including, without limitation, Customer responsibilities related to performance by MCIS of the Services, Service Level matters and co-ordination with MCIS personnel ("Project Manager").

7.2 The Site Manager or immediate supervisor shall be the point of contact, without limitation, for the following at his Customer Location:


     (a) Escalation and after business hours contact

     (b) Authorization of all security and service requests

     (c)  Application support

     (d)  Change notification

     (e)  Miscellaneous faults.


7.3 Customer's Site Manager will provide the site information containing the supported site, associated users, phone number, and location.

7.4 Customer will agree with and adhere to MCIS standards for the Services outlined in Schedule D. The standards address hardware and software configurations, End-User profiles and other elements of the environment.

7.5 Customer will be responsible for selecting, obtaining or developing all applications and shall be responsible for maintaining applications software the Customer has developed that execute on the LAN Environment. MCIS will maintain the systems software that executes on the LAN infrastructure.

7.6 Customer will make available to MCIS, for the sole purpose of providing the Services, the Customer's Software used by the Customer in Customer Locations and the Customer shall obtain, with the non-financial assistance of MCIS, where practicable, all Required Consents. If any Required Consent is withheld, the Parties will cooperate with each other in achieving reasonable alternative arrangements to providing MCIS access to the Customer Software as needed by MCIS in order to perform the Services for the Customer.

7.7  The Customer  shall provide:

     (a) controlled-access equipment room which conforms to the requirements identified by MCIS per Schedule D;

     (b) physical access to Customer premises 24 hours per day, 7 days per week;

     (c) sufficient heating, ventilation and air conditioning to maintain temperature in equipment room to manufacturer recommended specifications.;

     (d)  one direct dial analog phone line;

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     (e)  appropriate electrical power;

     (f)  appropriate working space for onsite and dispatched MCIS staff; and

     (g) during implementation, (1) physical access to Customer premises 24 hours per day, 7 days per week; (2) supervisory access on servers; access to all desktops (i.e. no power-on passwords); (3) access to site personnel as needed; (4) access to infrastructure topology diagrams; (5) when performing inventory, users must make available all devices currently not on premises; (6) an existing inventory list for reconciliation (if available); (7) current organizational charts; (8) written concurrence from the Site Manager, upon Customer request, that there will be no Change Order during implementation; and (9) appropriate working space.

7.8 Customer shall permit MCIS to install (and update as needed) Software or software agents enabling MCIS to provide the Services under this Agreement. As a precondition to the provision of Services by MCIS, Customer shall upgrade and maintain its equipment required for and subject to the Services to the minimum standards as set forth on Schedule "D" (the "Minimum Configurations").

7.9 Customer agrees to accurately complete a monthly electronic update for their inventory profile. MCIS will provide the capability to enable Customer to update their user profiles on a monthly basis. MCIS shall not be liable for any reliance by any other Person on the accuracy of such updates.

7.10 Each party shall notify the other in the event of virus detection or infections. MCIS shall use commercially available software at the server level to monitor and remove virus infections; however MCIS shall not be liable for the effect of any virus introduced by Customer or any third party on the Services. MCIS shall use reasonable efforts to remove any virus which is introduced in the Managed Network Elements (7.19). Customer will designate administrative person(s) to support tape mounting and off site storage and retrieval.

7.11 Customer, when contacting the Help Desk, will provide the following information:

      (a)  End-User name and telephone number

      (b)  Location

      (c)  MCIS equipment identifier/tag number

      (d)  Nature of problem or request.


7.12  Standard of Care.  The parties shall perform their  responsibilities
      ----------------
hereunder in a professional, competent and workmanlike manner. The Customer or its agents, employees or representatives shall not commit any act or cause any act to be committed or provide any services which will conflict with or effect in any way the provision of Services by MCIS or its Subcontractors or Affiliates hereunder. In the event that the Customer or its agents or employees violates this Section (7.12) the Customer shall be liable for all additional costs, liabilities and expenses incurred by MCIS in ensuring that Service Levels continue to be met. The Customer will permit or will arrange unrestricted access for MCIS to the site premises for the purpose of performing its obligations hereunder, subject only to the Customer's normal security procedures and requirements.

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7.13  Access.    Customer shall provide MCIS and its Subcontractors, at no
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charge, sufficient working and storage space, when needed at Customer Locations to provide the Services at the Service Levels, the use of any necessary equipment or facilities, including without limitation, reasonable sized work areas, phones, fax machines, supplies as well as such access to Customer's personnel, files and equipment at the Customer's facilities as MCIS reasonably deems necessary for its employees and Subcontractors in connection with providing the Services. Work space shall be of the quality and kind furnished by Customer to its own employees.

7.14  Decisions Requests.  MCIS may make written requests for approvals,
      -------------------
decisions or other actions by Customer relating to the Services ("Decision Request"). Each Decision Request shall set forth the additional cost to the Customer and effect upon the delivery of Services, if any, of the proposed Decision Request, shall require a response from the Customer during a reasonable and specified period of time not to exceed ten (10) Business Days. In the event no written response is received from the Customer by the specified deadline, MCIS shall be entitled to act as if Customer had responded by approving the action contemplated by the Decision Request and such approval shall be deemed given, unless a decision request will or is likely to include additional direct cost to Customer, in which case, written Customer consent shall be required, and not deemed given, and Customer shall respond to such request for consent in a timely manner. Where Customer withholds its consent, MCIS shall not be liable for any loss, claim or effect in performance arising directly or indirectly from Customer's failure to approve a Decision Request.

7.15 Change Control Procedures.
     --------------------------

      (a) Change Control Procedures will govern all requests for changes to the Services, provision of Additional Services or any material Equipment change or change to a delivery schedule in connection therewith. All requests by Customer or MCIS for any non-administrative change or addition to the Services, Service Levels or any other item provided for in this Agreement, are subject to the procedures concerning Change Orders, Change Order Requests and Change Order Proposals and this Section 7.15 hereof ("Change Control Procedures" Schedule G).
                                         -------------------------
Customer may at any time during the Term request that the Services or Service Levels be revised to accommodate Customer's business requirements. MCIS may at any time propose changes through a Change Order, as provided in Section 7.15(b).

      (b) To respond to a change requested by Customer, or to offer any change, MCIS will prepare at its expense (and within ten (10) days of any Customer request, where commercially reasonable) a "Change Control Document" (Change
                                           -----------------------
Order Request or Change Order Proposal, as appropriate) describing the change, the price of the change, any effect the change may have on such Service Levels or on any implementation or other schedules between MCIS and Customer and any other particulars.

      (c) The Change Control Document from MCIS shall constitute an offer by MCIS to Customer to deliver the requested services with the associated changes to price, payment terms, delivery schedules and related areas as set forth in the Change Control Document. Such offer shall be irrevocable for the period stated therein or if none is stated, for a period of thirty (30) days.

      (d) Customer may choose whether to accept the offer in MCIS' Change Control Document. Customer and MCIS shall promptly discuss in good faith such Change Control Document. If Customer accepts such offer by signing the Change Control Document, such agreement shall constitute a

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"Change Order" and the Schedules affected by the change shall be formally
-------------
amended to incorporate such Change Order.

      (e) Customer shall in all cases request a Change Control Document from MCIS before seeking a proposal for such change from another supplier. If MCIS and Customer are unable to agree on a change, Customer may obtain such change from another supplier (after giving MCI a first refusal opportunity to match the terms offered by the other supplier(s) where reasonably possible). In no event shall MCIS be deemed responsible for work or services performed by any other supplier, excluding any of MCIS subcontractors, or for the effect such work or services may have on applicable Service Levels.

7.16  Costs of Delay.      In the event that Customer fails to fulfill any of
      --------------
its responsibilities under this Agreement and the Schedules in a proper and timely manner and such failure causes a delay in the provision of the Equipment or other Services or results in additional costs to MCIS, MCIS shall take such action as it deems reasonably prudent and shall provide Customer with a written specification of such delay and the resultant costs. Customer shall pay these costs to MCIS at the then-current standard MCIS rates for the Equipment or Services involved. Customer shall pay such costs and the time limits for MCIS's performance, if any, shall be extended by a period of time at least equal to the duration of the Customer's delay. In the event MCIS is directly and solely responsible for failure to meet the deliverable timelines in this agreement MCIS shall be responsible for reasonable costs related to such delay.

7.17  Substitute Providers.
      --------------------

(a) If twenty-four (24) hours after commencement of a force majeure event, which event causes a problem with any Services provided to Customer, MCIS does not cure such problem or provide the notifier with a good-faith proposal to effect such repair in a timely manner that is reasonably acceptable to Customer, then Customer may, using reasonable efforts to coordinate with MCIS, (i) repair such Equipment itself at its own expense, or (ii) engage the services of another vendor or independent contractor at its own expense to repair or service such Equipment or provide a substitute for such Service. MCIS shall at all times have the option to replace any substitute vendor's equipment in such a manner as to meet the applicable Service Level. In no event shall MCIS be deemed responsible for work or services performed by any other vendor or independent contractor or for the effect such work or services may have on applicable Service Levels.

(b) In the event Customer requires an installation to be performed which is not set forth in Schedule "B" and MCIS determines that it cannot fulfill the requested installation time frame, Customer may engage a third party, provided that Customer shall be required by MCIS to have such installation re-certified.

7.18  Correction of Inaccurate Data.  Customer agrees that MCIS shall not be
      ------------------------------
responsible for the accuracy of any Customer Data input to the system or the effect such inaccurate Customer Data may have on performance of the Services. .

7.19  Managed Network Elements.  During the Term, the Customer will arrange with
      -------------------------
MCIS for the supply, installation and maintenance (including any associated software upgrades) of the Managed Network Elements and all associated Software through MCIS or its designated subcontractors or Affiliates exclusively or as otherwise specified in this contract. This requirement includes those items listed at Schedule C. The Customer will ensure at all times that the Managed Network Elements and any other equipment in respect of its Network shall be stored, maintained and operated by the Customer in an environment which conforms to the manufacturer's specifications. The Customer will provide all necessary infrastructure, including, without limitation, power outlets, grounding and anti-static environments required for the safe and efficient operation and maintenance of the Managed Network Elements in accordance with all specifications or regulations as provided to Customer in advance. The Customer will designate such number of its employees, as the parties shall agree are necessary to supply first line support for the Managed Network Elements, other equipment and Services, and such designees will each constitute contact points for MCIS for the Services hereunder.

7.20  No Resale or Access Rights to Third Parties.  Except for Customer's,
      -------------------------------------------
franchisees and affiliates of Customer,   the Customer will not share or resell
the Services with or to any other Person. The Services shall (i) remain physically separate; (ii) not be used jointly by Customer with any other and
(iii) originate and terminate on Customer's premises. Breach by Customer of this
Section 7.20 shall be a Material Breach entitling MCIS to terminate this Agreement pursuant to Section 14.1 hereof.


ARTICLE 8 - INSPECTION AND TESTING

      MCIS or MCIS's designated representatives shall be authorized to visit any Customer site(s) to review MCIS work in progress with appropriate Customer personnel as reasonably required. MCIS agrees to abide by all security regulations in effect at such sites. Such security regulations must be provided to MCIS in writing at the site.


ARTICLE 9 - INTELLECTUAL PROPERTY AND CONFIDENTIALITY

9.1 Subject to any right, title or interest expressly granted by this Agreement, neither party shall acquire any right, title, or interest in or to any intellectual property rights or Confidential Information (including without limitation patents, copyright and trade secrets) of the other party.

9.2   Rights, Restrictions and Obligations of the Receiving Party
      -----------------------------------------------------------

      (a) Except as otherwise specifically stated in this Agreement, the Receiving Party shall not during the Term and after expiration or termination hereof:

             (i) disclose, in whole or in part, any Confidential Information received directly or indirectly from the Disclosing Party; or

             (ii) sell, rent, lease, transfer, encumber, pledge, reproduce, publish, transmit, translate, modify, reverse engineer, compile, disassemble or otherwise use the Confidential Information in whole or in part.

      (b)    The Receiving Party acknowledges that:

             (i) the Disclosing Party possesses and will continue to possess Confidential Information that has been created, discovered or developed by or on behalf of the Disclosing Party or otherwise provided to the Disclosing Party by third parties, which information has commercial value and is not in the public domain;

             (ii) unauthorized use or disclosure of Confidential Information is likely to cause injury not readily measurable in monetary damages, and therefore is irreparable;

             (iii) in the event of an unauthorized use or disclosure, the Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction;

             (iv) subject to the rights expressly granted to the Receiving Party in this Agreement, the Disclosing Party and its licensors retain all right, title and interest in and to its proprietary Confidential Information, including without limiting the generality of the foregoing, title to all Materials regardless of whether provided by or on behalf of the Disclosing party; and

             (v) any disclosure by the subcontractors, agents, representatives, advisors, directors, officers, employees and Affiliates of the Receiving Party and, where applicable, their directors, officers and employees shall be deemed to be disclosure by the Receiving Party and the Receiving Party shall indemnify and hold harmless the Disclosing Party from any losses, claims or damages incurred as a result of such breach.

9.3  Rights and Remedies of the Disclosing Party
     -------------------------------------------

     (a) Immediately upon the Disclosing Party's request or the expiration or termination of this Agreement, the Receiving Party shall:

             (i) return all Materials, including, without limiting the generality of the foregoing, all originals, copies, reproductions and summaries of Confidential Information; and

             (ii) destroy all copies of Confidential Information in its possession, power or control, which are present on magnetic media, optical disk, volatile memory or other storage device, in such a manner as ensures that the Confidential Information is rendered unrecoverable.

             Upon completion of the foregoing an officer of the Receiving Party shall provide written confirmation to the Disclosing Party that the Receiving party has complied with the requirements of this Paragraph.

     (b) The Disclosing Party may visit the Receiving Party's premises, upon reasonable prior notice and during normal business hours, to review the Receiving Party's compliance with the terms of this Paragraph.

9.4  Data Security  MCIS shall not be responsible for the corruption of data or
     -------------
for the security of data during transmission via public telecommunications facilities or shipped via commercial carriers. MCIS will provide a separate Frame Relay Permanent Virtual Circuit (PVC) over Customer's existing network circuit to provide remote management and monitoring services to the Customer's locations. This PVC will be used for management purposes only and MCIS will prevent all Customer's network data from passing across this PVC. MCIS will provide commercially reasonable security for analog dial-in lines used for management purposes and LAN/WAN infrastructure and a secure environment for areas within its exclusive control MCIS and Customer shall cooperate fully in efforts to prevent and cure unauthorized use of Services by implementing commercially available and reasonable security measures and by promptly informing Customer when MCIS is aware of suspected abuse of Services and, when known, the identity of the responsible individuals. MCIS will assist Customer, upon request, to minimize fraud or abuse through timely reconfiguration of the Services and limitations on their use. Except for the Equipment, Customer is responsible for the Customer-premises equipment it uses with the Services and shall not connect to the Services any Customer-premises equipment which would harm the Managed Network Elements. Customer and MCIS shall each maintain the security of any information that they respectively control involving passwords, access codes or other identification of Customer employees or other authorized users, and each party shall reasonably assist the other in meeting its responsibilities under this
Section 9.4.

9.5    Data Ownership and Access.  All Customer Data shall be and remain the
       -------------------------
property of Customer or its suppliers, licensors or third parties.

9.6    Work Product Ownership.  Except as otherwise specifically provided in
       ----------------------
this Agreement or in a Modification, all rights, title and interest in and to all processes and methodologies and other intellectual property created solely by Customer or those for whom Customer is responsible at law in respect of the Services shall be owned by Customer. Title to and ownership of all systems, software, documentation, utilities, tools, methodologies, specifications, techniques and other materials, know-how and hardware owned by each Party or in the possession of such Party prior to the Effective Date of this Agreement and used by that Party in connection with providing the Equipment and Services, together with all intellectual property rights therein, shall remain with that Party whether or not they are specifically adapted by that Party for use by Customer. The rights, title and interest in and to all jointly-created intellectual property created or developed in the course of performance of the Services shall be negotiated on a case-by-case basis.

9.7    No Title. Notwithstanding anything to the contrary in this Agreement,
       --------
nothing in this Agreement shall, directly or indirectly, confer any title in any Party's existing intellectual property or in any Modification thereto to the other Party or anyone operating under such other Party.

9.8    Patent, Copyright. Any ownership or license rights herein granted to
       -----------------
either party are limited by and subject to any patents and copyrights held by, and terms and conditions of any license agreements with, applicable third party software vendors.

9.9    Further Assurances. To the extent any of the Work Product may not, by
       ------------------
operation of law, be owned by the Party to which ownership has been granted (as described in this Article 9), each Party agrees to assign and hereby assigns, without further consideration, the ownership of all right, title and interest in all United States and foreign copyrights and mask work rights (if any) in such Work Product to the other Party, and such assignee Party shall have the right to obtain and hold in its own name copyrights, registrations, renewals and all other rights relating or pertinent thereto.

9.10   Legends.   The Parties agree to reproduce copyright legends which
       --------
appear on any portion of the Work Product which may be owned by third parties.

9.11   Competitive Development. This Agreement shall not preclude the Parties
       -----------------------
from developing materials or providing services which are competitive to the Work Product irrespective of their similarity to computer programming code, documentation or other materials or services which might be delivered pursuant to this Agreement, except to the extent any of same may involve disclosure of the other Party's Confidential Information or may infringe any of the other Party's or its subcontractor's patent, copyright or other proprietary rights.

9.12   Know-How, etc.   Nothing contained in this Agreement shall restrict
       -------------
either Party from the use of any ideas, concepts, know-how or techniques relating to data processing or network management which either party individually or jointly develops or discloses under this Agreement, except to the extent such use involves disclosure of either party's Confidential Information or infringes any of either Party's patent copyright or other proprietary rights. Neither this Agreement nor any disclosure made hereunder grants any license to either party under any patents or copyrights of the other Party. Each Party shall be responsible for abiding by the terms and conditions of any agreement in force between that Party and any third party with respect to the subject matter hereof.


ARTICLE 10 - WARRANTY AND LIMITATION OF LIABILITY

10.1   Warranty      MCIS warrants that the Services shall be performed to the
       --------
       levels as set forth in Schedule "F", attached hereto and incorporated herein. Other than as may be specifically set forth in this Agreement, MCIS MAKES NO OTHER WARRANTIES OR CONDITIONS AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS WHETHER EXPRESS OR IMPLIED BY LAW, USAGE OF TRADE, COURSE OF DEALING OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.2   Disclaimers
       -----------

       (a) MCIS does not warrant the accuracy of any advice, report, data or other product delivered to the Customer which is produced with or from data or software provided by the Customer to the extent that the accuracy is affected directly or indirectly by an error in such data or software.

       (b) Subject to the provisions of this Agreement, MCIS does not warrant uninterrupted or error-free operation of the Services.

       (c) To the extent that MCIS agrees to sell and deliver to the Customer any items of hardware or licenses for third party software pursuant to this agreement ("third-party materials"), MCIS agrees to pass on to the Customer the manufacturer's or supplier's warranties to the extent MCIS is contractually able to do so. The warranties given by the manufacturer or supplier of the respective third party materials are the exclusive remedies of the Customer with respect to the third party materials. these warranties are the only warranties with respect to the third party materials and MCIS makes no representations or warranties with respect to third party materials except as set out above. All other warranties, express or implied, including without limitation the implied warranties of merchantability and fitness for any particular purpose with respect to third party materials, are hereby expressly excluded.


10.3   Limitation of Liability
       -----------------------

       (a) NOTHWITHSTANDING ANY OTHER TERM OR CONDITION OF THIS AGREEMENT, THE ENTIRE LIABILITY OF MCIS, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS AND CUSTOMER'S EXCLUSIVE REMEDY WITH RESPECT

       TO ANY CLAIM CONCERNING MCIS' PERFORMANCE OR NON-PERFORMANCE OF THE TERMS OF THIS AGREEMENT OR ANY CLAIM FOR BREACH OR DEFAULT OR FOR ANY OTHER CLAIM ARISING UNDER OR RELATED IN ANY WAY TO THIS AGREEMENT SHALL ONLY BE FOR CUSTOMER'S ACTUAL AND PROVABLE DIRECT DAMAGES AND CUSTOMER'S EXPENSES RELATED THERETO AND THEN ONLY TO THE LIMITS SET FORTH IN THIS SECTION 10.3.

       (b) THE MAXIMUM CUMULATIVE AND AGGREGATE LIABILITY OF MCIS FOR ALL CLAIMS ARISING UNDER OR RELATED IN ANY WAY TO THIS AGREEMENT SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT PAID TO MCIS HEREUNDER BY CUSTOMER, EXCLUSIVE OF PASS-THROUGH AMOUNTS, IN THE SIX (6) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE EVENTS GIVING RISE TO THE CLAIM PROVIDED THAT THIS SUBSECTION 10.3(B) SHALL NOT APPLY TO CLAIMS IN RESPECT OF:

       (i)   GROSS NEGLIGENCE OR WILLFUL MISCONDUCT;
       (ii)  PERSONAL INJURY OR DEATH OR LOSSES TO TANGIBLE PERSONAL PROPERTY;
             OR
       (iii) BREACHES OF ARTICLE 9 HEREOF.

       (c) NOTWITHSTANDING ANYOTHER TERM OR CONDITION OF THIS AGREEMENT, IN NO EVENT SHALL MCIS BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, REVENUES, CUSTOMERS OR CONTRACTS; LOSS OF USE OF EQUIPMENT; LOSS OF DATA; BUSINESS INTERRUPTION; AND/OR FAILURE TO REALIZE EXPECTED COST SAVINGS), HOWSOEVER CAUSED OR ARISING, INCURRED BY CUSTOMER OR ANY OTHER PERSON EVEN IF MCIS HAS BEEN ADVISED OF THE POSSIBILITY OF SAME OR EVEN IF SAME WERE REASONABLY FORESEEABLE.

       (D) THE PROVISIONS OF THIS SUBPARAGRAPH SHALL APPLY WHETHER THE CLAIM ARISES AS A RESULT OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER STATUTORY, LEGAL OR EQUITABLE GROUNDS.

       (E) IN NO EVENT WILL MCIS OR ITS SUBCONTRACTORS BE LIABLE FOR ANY DAMAGES IF AND TO THE EXTENT CAUSED BY CUSTOMER'S FAILURE TO PERFORM ITS RESPONSIBILITIES NOR SHALL CUSTOMER BE LIABLE FOR ANY DAMAGES IF AND TO THE EXTENT CAUSED BY ANY FAILURE BY MCIS OR ITS SUBCONTRACTORS TO PERFORM HEREUNDER.

       (F) WHERE ANY OF MCIS'S EMPLOYEES ARE ADMITTED TO CUSTOMER'S PREMISES PURSUANT TO THIS AGREEMENT, CUSTOMER SHALL TAKE SUCH MEASURES AS ARE REASONABLE TO ENSURE THAT THE CONDITION AND OPERATION OF ITS PREMISES AND ANY PLANT, EQUIPMENT OR SUBSTANCE IN SUCH PREMISES COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS. CUSTOMER SHALL INDEMNIFY MCIS AGAINST THE CONSEQUENCES OF ITS FAILURE SO TO ENSURE SUCH SAFETY AND FREEDOM FROM RISKS TO HEALTH AND AGAINST ALL CLAIMS BY THIRD PARTIES AND ANY OTHER CLAIMS AT COMMON LAW OR BY STATUTE ARISING OUT OF SUCH FAILURE.


       (H) NOTWITHSTANDING THE FOREGOING, MCIS SHALL NOT BE LIABLE WITH RESPECT TO:

      (i) ACTS OR OMISSIONS OF THE CUSTOMER, ITS AGENTS, CONTRACTORS WHICH MATERIALLY INTERFERE WITH PERFORMANCE BY MCIS, NOTWITHSTANDING MCIS'S REASONABLE EFFORT TO MITIGATE THE CONSEQUENCES OF SUCH ACTS OR OMISSION;

      (ii) FAILURE(S) ATTRIBUTABLE TO CUSTOMER INITIATIVES OR INITIATIVES OF CUSTOMER'S OTHER CONTRACTORS AND SYSTEMS WHICH MATERIALLY INTERFERE WITH PERFORMANCE BY MCIS;

      (iii)  FORCE MAJEURE;

      (iv) FAILURE OF CUSTOMER OR THIRD PARTY EQUIPMENT NOT UNDER THE DIRECT CONTROL OF MCIS WHICH MATERIALLY INTERFERES WITH PERFORMANCE BY MCIS;

      (v) CUSTOMER OR CUSTOMER-DIRECTED THIRD-PARTY CHANGES IN EQUIPMENT OR SOFTWARE ENVIRONMENTS, UNLESS AUTHORIZED AND COORDINATED WITH MCIS HOWEVER, MCIS SHALL PROMPTLY NOTIFY CUSTOMER OF SAME; OR

      (vi) SPIKES IN SERVICE VOLUMES, WHERE INCREASES ABOVE A MUTUALLY AGREED TO THRESHOLD OCCURS WITHOUT REASONABLY SUFFICIENT ADVANCE NOTICE TO MCIS SO AS TO ALLOW MCIS TO PLAN SERVICE DELIVERY ACCORDINGLY.


10.4  CUSTOMER WARRANTY.   IN ADDITION TO THE REPRESENTATIONS, WARRANTIES AND
      -----------------
LIABILITIES SET FORTH ELSEWHERE IN THIS AGREEMENT, CUSTOMER REPRESENTS AND WARRANTS THAT IT HAS THE AUTHORITY TO PERMIT MCIS TO RUN CUSTOMER SOFTWARE SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

10.5  ACCURACY OF DATA.    EACH PARTY WARRANTS TO THE OTHER THAT ALL INFORMATION
      -----------------
AND DATA PROVIDED BY IT TO THE OTHER IN RESPECT OF THIS AGREEMENT AND IN THE COURSE OF ITS PERFORMANCE UNDER THIS AGREEMENT SHALL BE ACCURATE. THE RECIPIENT SHALL BE ENTITLED TO RELY UPON SUCH INFORMATION IN ITS PERFORMANCE OF THIS AGREEMENT.


ARTICLE  11 - CONFIGURATION CONTROL

11.1 CUSTOMER SHALL NEITHER MAKE NOR INCORPORATE ANY CHANGE TO ANY EQUIPMENT, NETWORKS OR OTHERWISE WHICH AFFECT THE SERVICES TO BE PERFORMED HEREUNDER WITHOUT THE PRIOR EXPRESS WRITTEN APPROVAL OF MCIS. ANY SUCH CHANGES THAT ARE MADE WITHOUT MCIS'S PRIOR WRITTEN APPROVAL WHICH ADVERSELY AFFECTS THE ABILITY OF MCIS TO MEET A PARTICULAR SERVICE LEVEL SHALL RELIEVE MCIS OF THE OBLIGATION OF MEETING ANY SERVICE LEVELS OR OTHER PERFORMANCE GUARANTEES SET FORTH IN THIS AGREEMENT. SUBJECT TO SECTION 7.17, IF CUSTOMER'S BUSINESS NEEDS REQUIRE A CHANGE IN ANY EQUIPMENT, NETWORKS, OPERATING SYSTEMS OR OTHERWISE, MCIS WILL WORK WITH CUSTOMER IN GOOD FAITH TO EFFECT SUCH CHANGES IN A TIMELY MANNER, BASED ON CUSTOMER'S BUSINESS PRIORITIES. SUBJECT TO SECTION 11.2, CHANGES NOT AFFECTING ANY EQUIPMENT, NETWORKS, OR THE SERVICES MAY BE MADE AND INCORPORATED BY CUSTOMER. EACH PARTY SHALL PROVIDE ADVANCE WRITTEN NOTICE TO THE OTHER OF SUCH CHANGES AS SOON AS REASONABLY POSSIBLE.

11.2 ALL CHANGES MUST BE COMPATIBLE WITH ALL EQUIPMENT PROVIDED HEREUNDER OR PREVIOUSLY PROVIDED BY MCIS. IN THE EVENT THAT SUCH CHANGES ARE NOT COMPATIBLE WITH SUCH EQUIPMENT, CUSTOMER MUST PAY MCIS, AT MCIS'S STANDARD RATES, TO (I) MAKE SUCH EQUIPMENT COMPATIBLE OR (II) REPLACE SUCH EQUIPMENT WITH COMPATIBLE EQUIPMENT. IN THE EVENT CUSTOMER DOES NOT PERFORM (I) OR (II) ABOVE, MCIS SHALL NOT BE RESPONSIBLE FOR MEETING THE SERVICE LEVELS AS SET FORTH ON SCHEDULE "F".

ARTICLE 12 - FORCE MAJEURE

    NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OR DAMAGE OR FOR ANY DELAY OR FAILURE IN PERFORMANCE DUE TO ACTS BEYOND THE CONTROL OF SUCH PARTY WHICH IT COULD NOT REASONABLY ANTICIPATE AND TAKE ACTION TO AVOID OR MITIGATE. SUCH ACTS SHALL INCLUDE, BY WAY OF EXAMPLE BUT NOT BY WAY OF LIMITATION, ACTS OF GOD, WAR (INCLUDING CIVIL WAR), ACTS OF ANY STATE OR FEDERAL GOVERNMENT, UTILITY FAILURES, FIRES, FLOODS, EXPLOSIONS, THE ELEMENTS, EPIDEMICS, QUARANTINE RESTRICTIONS, LOCKOUTS, STRIKES, BLACKOUTS, PLANT SHUTDOWNS, MATERIAL SHORTAGES DUE TO PETROLEUM AND NATURAL GAS SHORTAGES, EMBARGOES, DELAYS IN TRANSPORTATION OR DELAYS OF SUPPLIES OR SUBCONTRACTORS FOR LIKE CAUSES, OR REGULATIONS, ORDINANCES, OR OTHER REGULATORY, ADMINISTRATIVE OR GOVERNMENT ACTS OR MEASURES WHICH HEREINAFTER PRESCRIBE OR SUBSTANTIALLY RESTRICT THE LAWFUL PERFORMANCE OF DUTIES AND OBLIGATIONS ARISING UNDER THIS AGREEMENT. IN THE EVENT OF ANY SUCH CAUSES, THE AFFECTED PARTY WILL IMMEDIATELY INFORM THE OTHER PARTY OF THE CIRCUMSTANCES CREATING THE DELAY OR EXPECTED TO CREATE THE DELAY AND PROVIDE A STATEMENT OF IMPACT. IN SUCH EVENT, THE NON-PERFORMING PARTY WILL BE EXCUSED FROM ANY FURTHER PERFORMANCE OR OBSERVANCE OF THE DUTIES, OBLIGATIONS AND RESPONSIBILITIES SO AFFECTED FOR AS LONG AS SUCH CIRCUMSTANCES PREVAIL AND SUCH PARTY CONTINUES TO USE ITS REASONABLE COMMERCIAL EFFORTS TO RECOMMENCE PERFORMANCE OR OBSERVANCE WHENEVER AND TO WHATEVER EXTENT POSSIBLE WITHOUT DELAY. ANY PARTY SO DELAYED IN ITS PERFORMANCE WILL IMMEDIATELY NOTIFY THE OTHER BY TELEPHONE (TO BE CONFIRMED IN WRITING WITHIN FIVE (5) BUSINESS DAYS OF THE INCEPTION OF SUCH DELAY) AND DESCRIBE AT A REASONABLE LEVEL OF DETAIL THE CIRCUMSTANCES CAUSING SUCH DELAY.


ARTICLE 13 - ARBITRATION

    ANY DISPUTE OR DISAGREEMENT ARISING BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT, WHICH IS NOT SETTLED BY THE PARTIES' RESPECTIVE DESIGNATED REPRESENTATIVES TO THE MUTUAL SATISFACTION OF THE PARTIES WITHIN THIRTY (30) DAYS (OR SUCH LONGER PERIOD AS MAY BE MUTUALLY AGREED UPON) FROM THE DATE THAT THE DISPUTE AROSE SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE J.A.M.S./ENDISPUTE ARBITRATION RULES AND PROCEDURES, AS AMENDED BY THIS AGREEMENT. THE COST OF THE ARBITRATION, INCLUDING THE FEES AND EXPENSES OF THE ARBITRATOR(S), WILL BE SHARED EQUALLY BY THE PARTIES UNLESS THE AWARD OTHERWISE PROVIDES. EACH PARTY SHALL BEAR THE COST OF PREPARING AND PRESENTING ITS CASE. THE PARTIES AGREE THAT THIS PROVISION AND THE ARBITRATOR'S AUTHORITY TO GRANT RELIEF SHALL BE SUBJECT TO THE UNITED STATES ARBITRATION ACT, 9 U.S.C. 1-16 ET SEQ. ("USAA"), THE PROVISIONS OF THIS AGREEMENT, AND THE ABA-AAA CODE OF ETHICS FOR ARBITRATORS IN COMMERCIAL DISPUTES. THE PARTIES AGREE THAT THE ARBITRATOR(S)) SHALL HAVE NO POWER OR AUTHORITY TO MAKE AWARDS OR ISSUE ORDERS OF ANY KIND EXCEPT AS EXPRESSLY PERMITTED BY THIS AGREEMENT, AND IN NO EVENT SHALL THE ARBITRATOR(S) HAVE THE AUTHORITY TO MAKE ANY AWARD THAT PROVIDES FOR PUNITIVE OR EXEMPLARY DAMAGES. THE DECISION OF THE ARBITRATOR(S) SHALL FOLLOW THE PLAIN MEANING OF THE RELEVANT DOCUMENTS, AND SHALL BE FINAL AND BINDING UPON THE PARTIES. THE AWARD MAY BE CONFIRMED AND ENFORCED IN ANY COURT OF COMPETENT JURISDICTION. ALL POST-AWARD PROCEEDINGS SHALL BE GOVERNED BY THE USAA. NOTWITHSTANDING THE FOREGOING, ANY DISPUTE INVOLVING (A) ANY DECISION TO TERMINATE THIS AGREEMENT; (B) BREACH OR ALLEGED BREACH OF CONFIDENTIALITY PROVISIONS; OR (C) INFRINGEMENT OR ALLEGED INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS SHALL NOT BE SUBJECT TO ARBITRATION PURSUANT TO THIS ARTICLE 13.


ARTICLE 14 - TERMINATION


14.1  TERMINATION FOR CAUSE
      ---------------------

      (a)  IN THE EVENT THAT EITHER PARTY:

            (i) MATERIALLY BREACHES OR DEFAULTS ON ANY OF ITS MATERIAL OBLIGATIONS HEREUNDER AND SUCH BREACH OR DEFAULT IS NOT CURED OR A PLAN TO CURE PRESENTED AND AGREED UPON, WITHIN FIFTEEN
                  (15) DAYS (OR SUCH OTHER MUTUALLY AGREED-UPON PERIOD) AFTER WRITTEN NOTICE IS GIVEN TO THE BREACHING PARTY SPECIFYING THE BREACH OR DEFAULT; OR

            (ii) IN THE CASE OF MCIS, AFTER THE FIRST SIX (6) MONTHS FROM THE COMMENCEMENT DATE, FAILS TO MEET CRITICAL SERVICE LEVELS (AS DEFINED IN SCHEDULE "F" HEREOF) AT THE AGGREGATE ENTERPRISE LEVEL ACROSS ALL CUSTOMER LOCATIONS IN ANY THREE (3) MONTHS IN ANY 12 CONSECUTIVE MONTH PERIOD ("UNACCEPTABLE SERVICE"); OR

            (iii) COMMITS AN ACT OF INSOLVENCY;

            THE OTHER PARTY, AS THE CASE MAY BE, MAY, BY GIVING WRITTEN NOTICE OF THE BREACH (UPON 30 DAYS' PRIOR WRITTEN NOTICE) OR ACT OF INSOLVENCY (UPON IMMEDIATE WRITTEN NOTICE) TO THE OTHER PARTY, AND WITHOUT PREJUDICE TO ANY OTHER RIGHTS, REMEDIES OR RECOURSES IT MAY HAVE UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, TERMINATE THIS AGREEMENT AS OF THE DATE SPECIFIED IN SUCH NOTICE OF TERMINATION. NOTWITHSTANDING THE FOREGOING AND ANYTHING ELSE CONTAINED IN THIS AGREEMENT, NEITHER PARTY MAY TERMINATE THIS AGREEMENT DURING THE FIRST SIX (6) MONTHS OF THE TERM (THE "RAMP PERIOD") EXCEPT FOR NON-PAYMENT OF AMOUNTS DUE. PAYMENT OF AMOUNT DUE.


      (b) FOR THE PURPOSES OF THIS SECTION 14.1, A PARTY SHALL BE DEEMED NOT TO HAVE MATERIALLY BREACHED OR DEFAULTED ITS MATERIAL OBLIGATIONS HEREUNDER IF THE BREACH OR DEFAULT IS DUE TO THE OTHER PARTY'S FAILURE TO PERFORM ITS OBLIGATIONS AS SET FORTH IN THIS AGREEMENT.(B)


14.2  TERMINATION FOR NON-PAYMENT.    IF THE CUSTOMER FAILS TO MAKE ANY PAYMENT
      ---------------------------
REQUIRED TO BE MADE HEREUNDER, THEN MCIS MAY TERMINATE THIS AGREEMENT NO EARLIER THAN FIFTEEN DAYS FOLLOWING THE DATE OF ITS NOTICE OF INTENTION TO TERMINATE FOR NON-PAYMENT AS OF THE DATE SPECIFIED IN SUCH NOTICE, WITHOUT PREJUDICE TO ANY OTHER RIGHTS, RECOURSES OR REMEDIES IT MAY HAVE UNDER THIS AGREEMENT, AT LAW OR IN EQUITY.

14.3  EQUIPMENT LEASES.  NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS
      ----------------
AGREEMENT OR ANY OTHER TERM OR CONDITION HEREINCONTAINED, THE TERMS AND CONDITIONS OF THE MASTER LEASE AGREEMENT AND EQUIPMENT LEASE SCHEDULES BETWEEN THE PARTIES SHALL REMAIN IN FULL FORCE AND EFFECT UNAMENDED AFTER TERMINATION OR EXPIRATION OF THIS AGREEMENT, IN ACCORDANCE WITH THEIR RESPECTIVE TERMS.

14.4  SERVICES AFTER TERMINATION.    UPON THE TERMINATION OF THIS AGREEMENT FOR
      --------------------------
ANY REASON, MCIS WILL COOPERATE WITH CUSTOMER TO EFFECT AN ORDERLY TRANSITION TO A SUCCESSOR SERVICE PROVIDER OR OTHERWISE (AS DEFINED BELOW, "TERMINATION
                                                              -----------
ASSISTANCE").  MCIS SHALL PROVIDE TERMINATION ASSISTANCE, AT CUSTOMER'S REQUEST,
----------
FOR A PERIOD OF UP TO THREE (3) MONTHS BEGINNING ON THE DATE OF THE NOTICE OF EXPIRATION IN SECTION 2.2 OR NOTICE OF EARLY TERMINATION OF THIS AGREEMENT, PROVIDED THAT IN NO EVENT SHALL MCIS BE OBLIGATED TO PROVIDE TERMINATION ASSISTANCE (AT THE RATES FOR SERVICES SET FORTH IN THIS AGREEMENT) BEYOND SUCH PERIOD. THEREAFTER, CUSTOMER SHALL PAY MCIS' THEN-CURRENT RATES FOR SUCH SERVICES, PROVIDED THAT MCIS SHALL NOT BE OBLIGATED TO PROVIDE TERMINATION ASSISTANCE BEYOND SIX (6) MONTHS FROM THE TERMINATION DATE OF THIS AGREEMENT.
IF MCIS TERMINATES THIS AGREEMENT FOR NONPAYMENT BY CUSTOMER PURSUANT TO SECTION 14.2, MCIS MAY, AT ITS OPTION, CONDITION THE PROVISION OF TERMINATION ASSISTANCE UPON MONTHLY ADVANCE PAYMENT OF REASONABLE ESTIMATED MONTHLY CHARGES. FOR THE PURPOSES OF THIS SECTION 14.4, "TERMINATION ASSISTANCE" SHALL INCLUDE (i)
                                ----------------------
PROVIDING SERVICES AND EQUIPMENT FOR WHICH

CUSTOMER WILL PAY MCIS IN ACCORDANCE TO THE RATES SET FORTH IN SCHEDULE E, (ii) PROVIDING AN INVENTORY OF EQUIPMENT; (iii) PROVIDING NON-FINANCIAL ASSISTANCE IN THE PHYSICAL MIGRATION OF SOFTWARE SYSTEMS AND CUSTOMER DATA TO CUSTOMER OR CUSTOMER'S SUPPLIER AND; (iv) PROVIDING CUSTOMER INFORMATION TO CUSTOMER OR CUSTOMER'S SUPPLIER WHICH HAS NOT BEEN IDENTIFIED AS CONFIDENTIAL INFORMATION IN NATURE.


ARTICLE 15 - NOTICES

15.1 ANY NOTICES, REQUEST, DEMANDS OR COMMUNICATIONS REQUIRED OR PERMITTED HEREUNDER BY EITHER PARTY SHALL BE IN WRITING, DELIVERED PERSONALLY OR BY TELEX, TELEGRAM OR CERTIFIED REGISTERED OR EXPRESS MAIL AT THE RESPECTIVE ADDRESSES SET FORTH BELOW (OR AT SUCH OTHER ADDRESSES AS SHALL BE GIVEN IN WRITING BY EITHER PARTY TO THE OTHER). ALL NOTICES, REQUESTS, DEMANDS OR COMMUNICATIONS SHALL BE DEEMED EFFECTIVE UPON PERSONAL DELIVERY, ON THE CALENDAR DAY FOLLOWING THE DATE OF THE TELEX, TELEGRAM OR MCIS MAIL, OR WHEN RECEIVED IF SENT BY CERTIFIED, REGISTERED OR EXPRESS MAIL.


         IF TO MCIS:


         WITH A COPY TO:     MCI SYSTEMHOUSE CORP.
                             1768 BUSINESS CENTER DRIVE
                             RESTON, VIRGINIA
                             ATTN: CORPORATE COUNSEL


         IF TO CUSTOMER:     CALIBER LEARNING NETWORK, INC.
                             1000 LANCASTER STREET
                             BALTIMORE, MARYLAND  21202
                             ATTN:  CORPORATE COUNSEL



     ARTICLE 16 - GENERAL PROVISIONS

16.1 Relationship of Parties
     -----------------------

     (a) Nothing in this Agreement shall be deemed or construed as creating a joint venture or partnership between the parties. Neither party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other. Neither party shall have the power or authority to bind or commit the other to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors.

     (b) Customer recognizes that MCIS personnel providing Services to the Customer under this Agreement may perform similar services from time to time for other persons, and this Agreement shall not prevent MCIS from using the personnel and equipment used by MCIS to provide Services to the Customer under this Agreement for the purpose of performing such similar services for such other persons, including, without limitation, the personnel and equipment of the Network Systems Management Center.

     (c) MCIS may delegate performance of any of its duties, obligations and responsibilities hereunder to any of its Affiliates or to any MCIS-selected independent contractor provided, however, that MCIS shall not be relieved of any of its duties, obligations or responsibilities hereunder by use of such Affiliates or independent contractors.

     (d) For the term of this Agreement and for a period of one (1) year thereafter, no Party will recruit, hire as an independent contractor of offer employment to any employee of another Party who is or was involved in the delivery of Services without the prior written consent of the other party. In the event of a breach of this Section 16.1(d), the offending Party shall offer the non-offending Party as liquidated damages and not as a penalty an amount equal to twice the employee's base annual salary as at the date of termination of employment with the non-offending Party.

     (e) It is understood that the receipt of Confidential Information under this Agreement will not limit or restrict assignment or reassignment of employees of MCIS and Customer within or between the respective Parties and their Affiliates and Subsidiaries.


16.2  Assignment of Agreement
      -----------------------

     (a) Except as expressly permitted in this Agreement, neither Party shall assign or delegate this Agreement or any of its rights, duties or obligations to any Person or entity without the prior written consent of the other Party, whose consent shall not be unreasonably withheld, provided that MCIS may assign this Agreement to an Affiliate.

     (b) This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.


16.3  Non-Waiver  No waiver of any term or provision hereof, or any breach or
      ----------
default hereunder, shall be valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any other term or provision of any subsequent breach or default of the same or similar nature.

16.4  Order of Precedence  In the event of any inconsistency between provisions
      -------------------
of this Agreement and any Purchase Order issued against the Agreement that inconsistency shall be resolved by giving in the following order:


      a.  Agreement
      b.  Schedules
      c.  Purchase Order issued in accordance with this Agreement.


16.5  Examination and Entirety of Agreement
      -------------------------------------

(a) By executing this Agreement each party represents that it has thoroughly examined this Agreement and believes it to be complete consistent and accurate.

(b) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other contemporaneous or prior agreements and understandings, whether written or oral, between the parties relating hereto. This Agreement may not be modified, amended or terminated except by a written instrument signed by duly authorized signatories of the parties hereto.

16.6  Publicity.  Each Party agrees to submit to the other for prior written
      ----------
approval all advertising, sales promotion and other publicity matter relating to this Agreement wherein the other Party's name is mentioned or language used from which the connection of the other Party's name therewith may be inferred or implied, which approval may not be unreasonably withheld or delayed. Each Party further agrees not to publish or use any such advertising, sales promotion or publicity without consent of the other Party.

      IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first written above.


MCI SYSTEMHOUSE CORP.          CALIBER LEARNING NETWORK, INC.

____________________           ________________________
Signature                               Signature

____________________           ________________________
Name                                    Name

____________________           ________________________
Title                                   Title

____________________           ________________________
Date                                    Date

                                  SCHEDULE "A"
                                  ------------
                            DESCRIPTION OF SERVICES
                            -----------------------


I.   General Provisions
     ------------------

     A. MCIS will provide Customer with a WAN/LAN infrastructure described herein. MCIS will provide the Services to Customer twenty-four (24) hours per day, seven (7) days per week, each day of the year, within the Service Levels identified in Schedule "F" .

     B. Customer will procure the routers, switches, servers, desktops and LAN printers through MCIS. Procurement Services are further described in
     Section II of Schedule "A".   Customer  will procure  additional hardware
     and necessary software required to ensure proper operations of the devices covered under this Agreement limited to Sentry remote power control system, ACP 9 call distribution system, modems and remote management software. In addition, MCIS will provide a single toll-free number to support End Users.

     C. The Services include the following products and services at each Customer Location being managed by MCIS:

         (i) Desktop/Printers: Remote over the shoulder support, field service dispatch, help desk services and maintenance for all pre-approved End-User Device environments.

         (ii)  Servers: The hardware platform, the Network Operating Systems
         (NOS), server administration, file backup and recovery, tape management, virus detection, gold disk(s) management, printer queue management, configuration management, fault management, performance management, maintenance and help desk service.

         (iii) Routers/Hubs/LAN Switches: The routers, hubs and LAN switches required to run the management network while providing configuration management, fault management, performance management, maintenance and help desk services.

         (iv) Network Components: MCIS will perform management of the environment over Customer's existing MCI Frame Relay network. Additionally, MCIS will provide configuration management, fault management, performance management, maintenance and help desk services.

     D. The Services include support and maintenance of all LAN/WAN infrastructure components such as, but not limited to, the following:

         .    Catalysts Switches
         .    Routers
         .    Servers
         .    Desktops
         .    Printers
         .    Proshare Teamstations (excluding monitors)
         .    Racks
         .    Cabling

     Customer may request additional component support according to Schedule A, I,I.

     E. The Service delivery shall be tracked and measured by pre-defined Service Levels. The Service Levels are identified in Schedule "F".

     F. MCIS will supply End Users who are temporarily not LAN attached with remote services which allow the End User to use the Enterprise Help Desk for problem management and resolution while temporarily away from their regular Customer Location. This shall be the only support given to such End Users by MCIS.

     G. MCIS and Customer will use a mutually agreed upon regular monthly maintenance window to implement infrastructure changes of the managed environment. The Project Manager will receive sufficient prior notification of the changes to be implemented in the maintenance window per
     Section 7.17.

     H. MCIS will conduct maintenance of End-User profiles and access rights on the LAN/WAN infrastructure.

     I. In the event Customer desires MCIS to provide Additional Services, Customer and MCIS shall negotiate in good faith for the provision of such Additional Services. Customer shall make all request for quote for new services or major service enhancements through their assigned MCIS Client Services Representative in accordance to Schedule G.

     J. MCIS will provide periodic updates to the managed software. These updates will be made according to the following provisions, (a) Server operating system - Major releases will be made available as required to support nEM customers, (b) Desktop operating system - Updates will be made per customer request, according to Schedule A, I,I, (c) Desktop applications - Major releases will be made available as required to support all nEM customers. Customer may request special releases not limited to agreed-upon critical enhancements, per Schedule A, I,I. These requests will be made in accordance with change control procedures and according to mutually agreed to schedules. MCI will make commercially reasonable efforts to implement these releases within a six (6) month time frame based on the stability of the release and availability of appropriate management tools.

     K. MCIS will maintain a centrally administered repository of LAN attached users, desktops, printers, servers, hubs, router and circuits. Device information will be gathered electronically through the use of auto-discovery tools in place within the LAN infrastructure. Customer shall update all information monthly and provide such updates to MCIS.

     L. MCIS will provide the following services to the Customer's Data Center location:

         (i)    Server: The hardware platform, the Network Operating Systems
         (NOS), server administration, file backup and recovery, tape management, virus detection, gold disk(s) management, printer queue management, configuration management, fault management, performance management, maintenance and help desk service.

         (ii) Router/LAN Switches: The router, and LAN switch required to run the management network while providing configuration management, fault management, performance management, maintenance and help desk services.

         (iii) Network Components: MCIS will perform management of the environment over Customer's existing MCI Frame Relay network. Additionally, MCIS will provide configuration management, fault management, performance management, maintenance and help desk services.

     M. MCIS will reasonably assist Customer in reviewing Customer proposed new technologies and enhancements to LAN/WAN infrastructure to the extent such technologies and enhancements do not affect the Services and MCIS obligations under this Agreement. If Customer wishes to proceed with any such technologies and enhancements, such decision will be subject to
          Section 7.15.


II.  PROCUREMENT

     MCIS will work with customer to define mutually agreeable procurement processes and service levels. MCIS will provide procurement services as described below.

SERVICE LEVEL ITEM                            SERVICE LEVEL
------------------------------------------------------------------------------------------
                                              4 hours if product ordered off product list
Request for Quote                             8 hours if product  not ordered off product
                                              list
                                              3 days if no part number is provided and
                                              configuration research is required
------------------------------------------------------------------------------------------
Product Ordering                              1 business day from the time PO is received
                                              from Customer
------------------------------------------------------------------------------------------
Product Delivery                              7 business days from the time order is
                                              placed assuming the following:
                                                 1.   Product is not constrained
                                                 2.   No staging of equipment
                                                 3.   Product is not made to built
------------------------------------------------------------------------------------------

MCIS will provide procurement services to Customer at industry Competitive Rates. All pricing will be mutually reviewed and agreed upon. Competitive Rates will be established in the following ways:

 . Prior Experience: If Customer has recognized the pricing as competitive, no further review is required.

 . Comparable Services: In cases where pricing doe not appear to be in line with Customer's expectations, MCIS has the option to demonstrate the competitiveness of the pricing by providing

   Customer with documentation showing similar product provided at commensurate levels at the same price.

 . Competitive Services: In cases where Customer further desires that procurement services be taken to competitive bid, MCIS will assist Customer with said process and has first right of refusal for providing the procurement services.


MCIS will pass on applicable price reductions in hardware and software as made available by respective third party vendors.

PROVISIONING & SHIPPING

 . Ordering and acquisition of PC/Server equipment will be as per standard configuration. The current standard configuration is listed in Schedule C.

 .  Ordering of furniture equipment is outside the scope of services
 .  Order tracking and deployment to Unisys Quality Integration Center (QIC)

 . If MCIS cannot meet delivery requirements, Customer may elect to provision equipment through an alternative provider


LEAD TIMES

 . It is anticipated that lead times of six (6) weeks will be required to provision equipment from aggregator, ship to QIC for configuration and install for a full site implementation.


ORDER PROCESS

 .  The equipment will be provisioned by MCIS


 . SHL Financial Services, will be the leasing company holding the master lease for all the equipment.

 . Ordering and acquisition of PC/Server equipment will be as per standard configuration is listed in Schedule C or mutually agreed to changes.


III.   IMPLEMENTATION

MCIS will implement the WAN/LAN infrastructure components within the Caliber Learning Centers. Both the Voice and Satellite networks are excluded from the
implementation scope.    The scope of implementation is as follows:

       .  Program  management
             . Single point of responsibility project planning/coordination /vendor management
             . On-site teams for installation support and acceptance testing . Staging (Unisys QIC)
             . Routers, hubs, servers will be preconfigured at the Unisys Quality Integration Center
             . Warehousing and inventory management of desktops, printers, Proshare Teamstations
       .  Implementation

          .  Cabling
          .  Necessary Compaq rack and separate generic side rack
          .  Routers, switches, servers, desktops and printers
          .  Proshare Teamstations
          .  WAN (Frame Relay and ISDN)
     .  Desktop image certification (Gold Disk)
     .  Inventory/Asset tag all supported equipment
     .  Preparation of Caliber Help Desk environment
     .  Development of all support management practices

          .  Problem/Escalation Management
          .  Change Management
          .  Service Order Management
          .  Data Management
          .  Security Management
          .  Disaster Recovery

     . Implementation "lessons learned" debriefing after each implementation . List of Implementation sites is contained in Schedule "B".


IV   ENTERPRISE HELP DESK

MCIS WILL PROVIDE THE FOLLOWING ENTERPRISE HELP DESK SERVICES:

 .    Enterprise Help Desk
     -  Single point of contact for support
     -  Toll free  telephone access to support resources
     -  Sophisticated knowledge-base
     -  Service request initiation and tracking

 .    Problem Management and Resolution
     -  Fault logging
     -  Fault tracking
     -  Primary fault resolution at level 1 support
     - Secondary fault dispatch to Caliber internal/external contacts (Maximum of ten contacts)
     -  Assigned MCIS Problem Manager

 .    Escalation
     -  Business impacting outages escalated to defined Caliber contacts
     -  Service provider escalation

 .    Notification
     -  IVR based status updates for major outages
     -  Proactive problem notification to End users

 .    Remote over-the-shoulder support


IV   REPORTING

MCIS will provide a single monthly report outlining service delivery performance against target service levels, outlined in Schedule "F," which is generated from the trouble ticket, telephony, inventory and service order databases. Included within the report is trending of the following:



 .  Service Delivery

   -  Delivery summary
   -  Key indicators
   -  End-user support
   -  Enterprise Help Desk call activity
   -  Incidents by severity
   -  Incidents by Call Type
   -  Quality measurements
   -  Average speed of answers

 .  Availability

   -  WAN availability
   -  LAN availability

 .  Infrastructure and Network Usage

   -  Server usage
   -  Network usage
   -  Inventory summary

MCIS will continue to improve Customer reporting. Customer may request customized reporting in accordance with Schedule A, I,I. These requests will be made in accordance with change control procedures and according to mutually agreed to schedules.

                                  SCHEDULE "B"
                                  ------------

                               CUSTOMER LOCATIONS
                               ------------------



The following are the Customer Locations as known at the execution of this contract. Customer may change these locations and must provide MCIS 30 days notice of any site changes to allow for re-scheduling of implementation services. Any additional costs and/or changes in the schedule are the Customer's responsibility.

-  Atlanta, Georgia
-  Cherry Hill, New Jersey
-  Jacksonville, Florida
-  Chicago, Illinois
-  New York (55 Broad Street), New York
-  Tampa, Florida
-  Austin, Texas
-  Milwaukee, Wisconsin
-  Pittsburgh, Pennsylvania
-  Minneapolis, Minnesota
-  Charlotte, North Carolina
-  New Orleans, Louisiana
-  Raleigh, North Carolina
-  Washington DC
-  Dallas, Texas
-  Cleveland, Ohio
-  Los Angeles, California
-  San Jose, California
-  Boston, Massachusetts
-  St. Louis, Missouri
-  Miami, Florida
-  Indianapolis, Indiana
-  Cincinnati, Ohio
-  Memphis, Tennessee
-  New York (Penn Plaza), New York
-  Portland, Oregon
-  Oklahoma City, Oklahoma
-  Orange County, California
-  Salt Lake City, Utah
-  Orlando, Florida
-  Vancouver, Canada
-  Detroit, Michigan
-  Seattle, Washington
-  Nassau, New York
-  Houston, Texas
-  Toronto, Canada
-  San Francisco, California
-  Philadelphia, Pennsylvania

-  Nashville, Tennessee
-  Denver, Colorado
-  Rochester, New York
-  Kansas City, Kansas
-  Montreal, Canada
-  Phoenix, Arizona
-  Baltimore, Maryland

                                  SCHEDULE "C"
                                   -----------
                [EQUIPMENT TO BE PURCHASED BY CALIBER - PER SITE
                 -----------------------------------------------

----------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                QTY     MANUFACTURER         AGGREGATOR               SYSTEMHOUSE
                                                      PART #              PART #                   EXTENDED
                                                                                             SALES PRICE (INCLUDING
                                                                                               DELIVERY CHARGES)
-----------------------------------------------------------------------------------------------------------------------
Catalyst 5000                               1       CISCO2524            WS-C5020B                     *
-----------------------------------------------------------------------------------------------------------------------
CISCO 2524 Router                           1       CISCO2524            CISCO2524                     *
-----------------------------------------------------------------------------------------------------------------------
Built-in 56K-4W DSU                         1       SM25-56K4            SM25-56K4                     *
-----------------------------------------------------------------------------------------------------------------------
Built-in ISDN-NT1                           1       SM25-BRI-U          SM25-BRI-U                     *
-----------------------------------------------------------------------------------------------------------------------
8 Mg Flash Upgrade                          1        MEM-1X8F            MEM-1X8F                      *
-----------------------------------------------------------------------------------------------------------------------
IP/IPX IOS V11.1                            1      SF25D-11.0.X        SF25D-11.0.X                    *
-----------------------------------------------------------------------------------------------------------------------
Rack Mount APC UPS 3000                     1        SU3000RM            SU3000RM                      *
-----------------------------------------------------------------------------------------------------------------------
HP Laserjet 5N                              1         C3952A                                           *
-----------------------------------------------------------------------------------------------------------------------
Jet Direct Card for Colorjet                1         J2550A                                           *
-----------------------------------------------------------------------------------------------------------------------
Deskpro 4000 MT Pent-166, 2.5GB         40.13333     247320-003            915304                      *
Hard Drive, 32MB Memory, 256K,
8X CD-ROM, N/Flex-3P, Keyboard
& Mouse
-----------------------------------------------------------------------------------------------------------------------
Compaq V70 17" Colour Monitor           40.13333     255606-001            915326                      *
-----------------------------------------------------------------------------------------------------------------------
SERVER CONFIGURATION
-----------------------------------------------------------------------------------------------------------------------
Proliant 2500R PPRO-200 Model               1        271900-001            741722                      *
HSYST NO-HD, 32MB ECC
-----------------------------------------------------------------------------------------------------------------------
SMART-2 Array PCI Controller                1        194753-001            742603                      *
-----------------------------------------------------------------------------------------------------------------------
6/200 Processor CHIP 256K Cache             1        264366-001            741744                      *
Model Second Processor for
Proliant 2500
-----------------------------------------------------------------------------------------------------------------------
32MB DIMM Memory (1x32) 6ONS ECC            1        271907-001            741710                      *
Buffered
-----------------------------------------------------------------------------------------------------------------------
Rack Internal Keyboard For Rack             1        185152-001            741712                      *
Mounted Servers
-----------------------------------------------------------------------------------------------------------------------
4/16-GB Turbo Dat Drive for                 1        142181-001            298375                      *
Proliant
-----------------------------------------------------------------------------------------------------------------------
Compaq V70 17" Colour Monitor               1        255606-001            915326                      *
-----------------------------------------------------------------------------------------------------------------------
SERVER OPTIONS
-----------------------------------------------------------------------------------------------------------------------

*Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

-------------------------------------------------------------------------------------------------------------
2.1GB-HD Pluggable UWSCSI 1"FF              4           242583-001              741771                 *
-------------------------------------------------------------------------------------------------------------
Total Equipment Costs                                                                                  *
-------------------------------------------------------------------------------------------------------------

* Prices do not include applicable taxes

** Customer may change equipment components and is responsible for any applicable associated costs in equipment and support services.

                                 Schedule  "D"
                                 -------------
                             MINIMUM CONFIGURATIONS
                             ----------------------

     The Customer must upgrade and maintain its equipment to the minimum standards which are more fully described as follows:


                                    DESKTOP


     MINIMAL ACCEPTABLE CONFIGURATION FOR EXISTING PCS

     .  Intel 486 based system
     .  Minimum of 8 Megabytes of RAM  (16Mb for Windows '95)
     .  200 Megabyte Hard Drive
     .  Either of:

          >  DOS 6.22/Windows for Workgroups 3.11
          >  Windows '95

     .  LAN connected via 10Base-T or Token Ring
     .  Acceptable Network Interface Cards are:

          >  Compaq NetFlex series
          >  3COM
          >  SMC
          >  Cabletron
          >  XIRCOM
          >  IBM
          >  Megahertz
          >  Intel Ethernet Express


                            CABLING INFRASTRUCTURE

     .  Category 5 Universal Twisted Pair Wiring
EIA/TIA 568A compliant

                                  FACILITIES

     .  Controlled access equipment room (size 6x8)

     .  7x24 MCI accessibility

     . Sufficient heating, ventilation and air conditioning according to manufactur

                                                               Schedule  "E"
                                                                 PRICING

I.  Payment Schedule

                                                             MCI Systemhouse
                                                        network Enterprise Management

                                                       Caliber - Payment Schedule*
                                                              Version 4.3

                                            nEM Services         Installation   Cabling              Equipment           Total
  Aug-97                                    -                     -              -                   -                   -
  Sep-97                                    -                     -              -                   -                   -
  Oct-97                                    -                     -              -                   -                   -
  Nov-97                                    -                     -              -                   -                   -
  Dec-97                                    -                     -              -                   -                   -
------------------------------------------------------------------------------------------------------------------------------------
Total 1997                                  -                     -              -                   -                   -

  Jan-98                                    -                     -              -                   -                   -
  Feb-98
  Mar-98
  Apr-98
  May-98
 Jun - Dec 98
------------------------------------------------------------------------------------------------------------------------------------
Total 1998

Jan - Dec 99
------------------------------------------------------------------------------------------------------------------------------------
Total 1999

Jan - Dec 00
------------------------------------------------------------------------------------------------------------------------------------
Total 2000

Jan - Jul 01

---------------------------
* Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

    1-Aug - 01
    1-Sep - 01
    1-Oct - 01
    1-Nov - 01
                 -----------------------------------------------------------
Total 2001

4 year contract

* Pricing includes financing for 6 months nEM services, implementation, cabling and equipment to be purchased by Caliber

* nEM Management Services are /*/ at a per managed device rate of /*/ . Prices for services beyond the /*/ will be mutually agreed upon and based on the initial pricing approach.

Additional Pricing:

Development of Caliber's custom courseware application has not yet been completed. Hence, it cannot be integrated into Caliber's desktop image (e.g. gold disk). In order to proceed with implementation for the initial sites, the nEM implementation team has developed a temporary desktop image. Once development of the custom application is complete it will need to be integrated into the temporary image. Due to the unknowns of the custom application, it may require a second site visit to install the final image. If a second site visit is required, it is assumed that re-implementation of the desktop image would require one (1) man-day worth of work. If needed, this re-implementation work will be billed at a rate of /*/.

The Customer acknowledges that forgoing services are based on the following service assumptions:

 . All fees described in this section assume that MCIS is selected as the single vendor for all services included, for all geographic areas in scope. Fees for individual services are not valid on an "unbundled" basis. Prices are valid for 30 days.

 .  Pricing is based on anticipated 1998 CLC growth.


-----------------

/*/ Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

 . Pricing is based on a four-year contract term excluding inflation (which shall be subject to U.S. cost of living ("COLA" adjustments) and any applicable sales taxes.

 . SHL Financial Services will finance all costs (one times and on-going services).

 . MCIS will provide full LAN/WAN network management and monitoring for Caliber's infrastructure (e.g. Frame Relay, routers, hubs, switches, and servers).

 . Infrastructure (e.g. routers, hubs, switches, servers, desktops) will comply with standard networkMCI Enterprise Management recommended infrastructure identified in Schedule D.

 . The fees for the services will include protection against inflation at a rate of /*/ . Caliber will make an additional payment to MCIS in the form of a COLA surcharge if, in any contract year, actual cumulative inflation exceeds that rate, as provided below.

 . COLA surcharge shall be based upon the Consumer Price Index for labor cost, published monthly by the Bureau of Labor Statistics of the US Dept. of Labor or any successor index. If the Bureau of Labor Statistics redefines the base year, MCIS and Caliber will adjust their calculation by using appropriate conversion formula.

----------------------
/*/ Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

  Cabling is based on all classrooms within a CLC being completely cabled. The following represents a total drop count per CLC. This drop count is based on an average CLC with three (3) classrooms and thirty-six (36) workstations.

                                                                                                                    Cat 5
                                      Measured       PBX Telco                             Number                  "Data"
                       Data  ISDN   Business Lines     Lines    Coax  Mikes   Speakers    of Units   Total Drops    Drops
--------------------------------------------------------------------------------------------------------------------------------
Classroom 1
  Classroom             2     1                         1         1           1           4            1       10         4
  Common
  Student               1                                                                             12       12        12
  Workstations
Classroom 2
  Classroom             2     1                         1         1           1           4            1       10         4
  Common
  Student               1                                                                             12       12        12
  Workstations
Classroom 3
  Classroom             2     1                         1         1           1           4            1       10         4
  Common
  Student               1                                                                             12       12        12
  Workstations
Resource Center
  Common                                                                                               1        0         0
  RC Workstations       1                                                                              4        4         4
Conference Room               1                         1                                              1        2         2
Site Manager            1                               1                                              1        2         2
Receptionist            1                               1                                              1        2         2
  Facsimile                                             1                                              1        1         1
  Network Print         1                                                                              1        1         1
Wiring Room                   1            1            1                                              1        3         3
Security System                            0                                                           1        0         0

TOTALS                  49    5            1            8          3           3        12                     81        63
----------------------------------------------------------------------------------------------------------------------------

(Some of the information in the table above is out of order and must be clarified before corrections can be made).

 . The lease rates are based upon /*/. As the /*/ fluctuate, so, too, will the Monthly lease rates until Caliber takes delivery and accepts the equipment, then the lease rates become fixed for the term of the lease.

 . The lease rates are based on MCI guaranteeing the leases.

 . Implementation is based on the following number of desktop and printer devices.

CLC          # of         Student         Site            Admin           Resource         Printers        Total device
             sites        workstations    manager         workstations    Center           (per site)      count (all sites)
            (per site)    (per site)      workstations    (per site)      workstations
                                          (per site)                      (per site)
----------------------------------------------------------------------------------------------------------------------------
Small/
Medium       37            36              1               1              0                 1               1443
----------------------------------------------------------------------------------------------------------------------------
Large         8            48              1               1              0                 1                408
----------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                      1851
----------------------------------------------------------------------------------------------------------------------------


 .  Proshare Teamstation installs will be as follows:

     . Large site: 2 Proshare Teamstations will drive four monitors/cameras . Small/medium site: 2 Proshare Teamstations will drive three monitors/cameras.


 .  Over-the-shoulder services are assumed to fall into two categories:

     . More frequently for the site manager and administrative desktops (potentially during class hours)
     . On an ad-hoc basis for the actual student workstations mostly during off class hours (e.g. testing in preparation of a future class).

------------------------

*Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

 . Maintenance for Caliber's entire LAN/WAN infrastructure hardware (excluding satellite and voice equipment) will be as referenced in Schedule A.

 . A decision on the make/model for the Proshare Teamstation monitors has not yet been decided. Hence, pricing does not include any maintenance for these devices.

 . The CLC LAN/WAN infrastructure will be managed over the existing MCI Frame
  Relay circuit. Pricing excludes a separate 56k MCI Frame Relay circuit for management.

 . Standard networkMCI Enterprise Management Service Level Agreements (SLA) listed on Schedule F, will be used with the exception of maintenance break/fix for desktops and Proshare Teamstations. The maintenance for these components are:

    .  Desktop: 2 day mean time to repair
    .  Proshare Teamstation: 1 day mean time to repair.

Response and mean time to repair times will be calculated from the time the problem ticket is opened.

 . Implementation approach is based on the "gold disk" theory (e.g. standard image(s) for all routers, hubs, switches, servers, workstations). Configuration change requests to the standard images will be made in accordance with Change Control Procedures herein and in accordance with Schedule A, General Provisions, Section I.

 . Non-LAN-related equipment (Satellite equipment and voice equipment) will be installed by other vendors.

 . All CLC schematics will be provided ahead of time so infrastructure cabling plant can be planned and implemented properly.

  Delivery/support approach is for following Caliber Sites:

    . Full LAN/WAN management: all Caliber Learning Center sites, including ISDN lines.
    .  Router, catalyst switch, server management only:  Caliber Data Center.

 . Prices for implementation and management services for Caliber's ad hoc and client site locations are not included in the price. Implementation and management requirements need to be defined by Caliber prior to defining a price point.

 . It is anticipated that the current application software distribution solution for nEM will not meet all of Caliber's software distribution requirements, specifically due to frequency of distribution, anticipated file sizes and time to completion for distribution to all CLC's simultaneously. To that end, application software distribution is not included in the price. However, MCI Systemhouse can assist Caliber in the following areas:

    . Assist Caliber in any development efforts during their evaluation of software distribution options
    . Provide on-going management of the software distribution solution Caliber chooses.

Pricing will be dependent on scope of work for each option.

 . Pricing for project-related activities and services such as advice and assistance in product selection, technology policy, network design and services not specifically quoted in this proposal will be offered on a time and material basis and is not included in the price.


It is assumed that access to all Caliber facilities will exist as required to perform agreed-upon services.

                                  SCHEDULE "F"
                                  ------------
                                 SERVICE LEVELS
                                 --------------


I.   General Provisions
     ------------------

     A.  MCIS provides the Services to defined standards (the "Service Levels").

     B.  The following terms shall have the following respective meanings:

          "Severity 1" means a problem with a major system, service or loss of access to a work group which is critical to Customer's business.

          "Severity 2" means a critical service, other than those described in Severity 1 service, that is unavailable to a large number of End-Users or performance degradation to a work group.

          "Severity 3" means a loss of access or performance degradation to an individual or a problem that can be handled within the normal problem management process. No special treatment is required unless Customer indicates that the problem is critical.

          "Excess Outages" means a Severity 1 incident exceeding eight (8) hours without resolution.

     C.  Service levels will be measured and reported on a per site basis.

     D. Critical Incident, Excess Outage and LAN Availability are identified as Customer's Critical Service Levels.

II.     Problem Resolution Service Level
        --------------------------------

     A. Severity 1, 2 or 3 problems will be resolved within a mean time identified respectively in the chart below from the time the initial call is completed between the End User and the Enterprise Help Desk dispatcher. The initial call is the first call placed by any Customer End User to the Enterprise Help Desk to report a problem (the "Initial Call"). If several Customer End Users call to report the same problem, the measurement time begins at the completion of the call with the first End-User who reported the problem. Site Manager may change severity levels per the normal operational processes in place for the Services.

     B. Problem Resolution Service Level measurement period includes restoring device operation but does not include the time to restore data from backup media. File recovery time is variable and is not included in the service level guarantee. This time is highly dependent on tape handling and the size of the tape and volume to be restored.

     C. Requests by Customer to delay resolution of problems are excluded from all calculations in determining performance requirements and Service Levels hereunder.

     D. Problem resolution measurement time is committed for locations within 50 miles of major service center. Initial sites as defined in Schedule B all fall within 50 miles of major service center



     E. Measurement for the Problem Resolution Service Level is defined as follows:

          i)   All targets are calculated as the mean time to resolution:

               1. Sum of resolution time of all Severity 1 incidents / Total number of Severity 1 incidents
               2. Sum of resolution time of all Severity 2/3/4 incidents / Total number Severity 2/3/4 incidents

          ii)  Excess Outage is calculated for each Severity 1 incident.


III.      Enterprise Help Desk Service Level
          ----------------------------------


     A. For Average Speed of Answer Service Level, mean time begins from the time the Customer End User places the call to the time the analyst answers the call. Under normal circumstances, Customer will not receive busy signals.



     B. For Call Dispatch Turnaround, mean time begins upon conclusion of the Initial Call.


IV.       Availability
          ------------


     A.   Measurement for this Service Level is defined as follows:

          i) WAN availability is calculated as per MCIS normal procedures for a Frame Relay Customer as set forth in MCIS FCC Tariff No.1. Refer to Customer FR contract

          ii) LAN availability is calculated as a weighted average of the availability of all servers, hubs, and routers for a client as follows:



          1-(Sum of servers downtime*weight) + ( sum of Hubs downtime*weight)+(sum of Routers downtime*weight) + sum of switches downtime * weight)/(Sum of servers total time*weight) +(sum of Hub total time * weight) + (sum of Routers total time * weight)



               . Weights are table maintained.  A weight (a number between 0 and 1) is assigned to the categories: hubs, routers and servers. Weights will be assigned and agreed to by Client Services Manager and Customer based on the final configuration.



               . All times are calculated in minutes.




     C. Outages are considered any or all of the following: a) a failure of a Managed Network Element making it non-useable, b) an unplanned shutdown of a device, or c) loss of access to a work group.

V.   Administration


     A. Password and user ID related requests must be made by Customer's Site Manager prior to commencement of the SLA commitment time.

     B. Moves of five (5) or more desktops will be scheduled as a project and may be subject to additional pricing. A move is identified as when End-User Devices are moved within the same location from one cable-ready location to another cable-ready location.

     C. MAC volume is expected to be up to /*/ of the total number of desktops per year. MCIS reserves the right to charge /*/ per MAC beyond the /*/.

     D.   Requests by Customer to delay work are excluded from all calculations.



VI.  Service Level Credits
     ---------------------


A. Service Levels are not guarantees of performance and the following Service Level Credits ("SLCs") shall constitute Customer's sole remedy, subject only to Section 14.1 hereof, in respect to failure to achieve Service Levels. For the purposes of SLCs, where Service Levels are missed, Service Credit Points ("SCPs") will be applied as follows:


The aggregate of all points in each monthly reporting period shall be applied to the following table:

--------------------------------------------------------------------------------------------
Total Service Credit Points                       Percentage of Monthly Bill
--------------------------------------------------------------------------------------------
      < 25 Points                           No credits
      25 to 39 Points                  * credit against Invoice, less taxes and pass-throughs
      40 to 50 Points                  * credit against Invoice, less taxes and pass-throughs
--------------------------------------------------------------------------------------------

/*/ Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

     > 50 Points         * credit against Invoice, less taxes and pass-throughs
-------------------------------------------------------------------------------

B.   SLCs are applied toward desktop fees at the applicable Customer Location.

C. All Service Levels for which SLCs are applicable are based on results at the end of each reporting period, other than Excess Outages, which are calculated on a per incident basis.

D.   SLCs shall only apply after the end of the Ramp Period.

E. The maximum SLC amount payable in any 12-month period during the Term shall not, under any circumstances, exceed /*/ in respect of any Customer Location for which SLCs are payable.

F.   Notwithstanding anything else in this Section VI, SLCs shall not apply to:

     1. Acts or omissions of Customer, its agent or contractors;
     2. Failure attributable to Customer initiatives or contractors or systems not provided or under MCIS direct control;
     3. force majeure events;
     4. failure of Customer or third party equipment;
     5. any change by Customer or third parties in equipment, Software, Software environments (unless authorized in writing by MCIS);
     6. Spikes in service volumes where material increases occur without sufficient advance notice in writing to MCIS to permit remedial action; or
     7. failure of Customer to meet its responsibilities under this Agreement.


                          Service Level Table
------------------------------------------------------------------------------
     Service Level Item            Measurement                 Target/SCP

Problem Resolution

     Critical Incident
     (Severity 1)                  Mean Time to Resolve        4 Hours / 15

------------------------------------------------------------------------------


     Regular Incident
      (Severity 2 or 3)                 Mean Time to Resolve               12 Hours / 5

     Non-Regular Incident
      (Severity 4)                      Mean Time to Resolve               48 Hours / 5

     Excess Outage
     (Sev 1 Exceeding 8 Hrs)            Per Incident Time to Resolve       0/ 1 per hr.,
                                                                           max 5 per incident

Enterprise Help Desk

     Average Speed of Answer (ASA)      Mean Time to talk to Analyst       30 Seconds / 10

     Call Dispatch Turnaround           Mean Time to dispatch at
                                        completion of call                 15 Minutes / 5

Availability

     WAN Availability                   Time Available
     (Frame Relay)                      (Minus planned outages)            99% / 10

     LAN Availability                   Time Available
     (Servers, Hubs, Routers)           (Minus planned outages)            99% / 10

Administration

     Create New User Account            Mean Time to complete
                                        (from authorized request)          4 Hours / 5

     Reset Password                     Mean Time to complete
                                        (from authorized request)          1 Hour / 5

     Move, Add, Changes                 Mean Time to complete
     (Less < 5 Users)                   (from authorized request)          7 Days / 5

COMPONENT HARDWARE BREAK/FIX PROBLEMS FALL WITHIN THE FOLLOWING INCIDENT
CATEGORIES:

Critical incident: routers, servers, switches Proshare Teamstation monitors Regular Incident: Printers, Proshare Teamstations
Non-Regular Incident:  Desktops

Note: The Service Level for laptop break/fix is five (5) business days from the time of shipment of the defective unit to the depot repair facility.

                                  SCHEDULE "G"

                             CHANGE ORDER PROCEDURE

                                   ARTICLE 1
                                  INTRODUCTION



OVERVIEW

1.1 The purpose of this Schedule "G" is to detail the mechanism for requesting changes to the Services.

INTERPRETATION

1.2 References to "Section" refer to Sections in this Schedule "G" unless otherwise indicated. References to "Exhibits" refer to Exhibits in this Schedule "G" unless other indicated. The financial responsibility relating to a particular function lies with the party who has the responsibility of performing that function unless otherwise indicated in this Agreement.


                                   ARTICLE 2
                           CUSTOMER-INITIATED CHANGE


2.1 Customer will use the Change Order Request form (Exhibit 1) when notifying MCIS of a required change.

2.2 MCIS will respond to the Change Order Request within fifteen (15) Business Days after receipt thereof, identifying the scope of the proposed solution, expected delivery time frame, implementation approach, and the price implications, if any. If, in the opinion of MCIS, a Change Order Request could be implemented in a more cost-effective manner than that described in the Change Order Request or should, for any reason, be implemented in a different manner than that described in the Change Order Request, MCIS shall advise Customer in writing of its recommendations and shall, if requested by Customer, prepare a written response which reflects its recommendations.

2.3 Customer will respond within fifteen (15) Business Days indicating acceptance by signing the response or by written communication indicating either rejection of the response or proposing alternatives for the unacceptable items.

2.4 If Customer has proposed alternatives under Article 2.3, MCIS shall submit an updated response within fifteen (15) Business Days. Customer reserves the right to accept or reject any response submitted by MCIS. Decisions made by Customer in this regard will not be subject to the dispute resolution process. In the event that Customer and MCIS cannot agree on the terms and conditions of the updated response, Customer but not MCIS, may submit the matter to dispute resolution in accordance with Article 7 of the Agreement.


                                   ARTICLE 3
                             MCIS-INITIATED CHANGE


3.1 If MCIS wishes to initiate a change, it shall use the Change Order Request. The Change Order Request shall contain all required technical and financial information for Customer to assess the proposal.

3.2 Customer will evaluate the Change Order Request to determine the extent of impact on Customer. Customer will use reasonable effort to accommodate the MCIS's Change Order Request; however, if, in Customer's view, the effort required, Customer's costs or the price to be paid to adapt to a proposed change is significant, Customer retains the right to object to the proposed change or to delay its implementation for a long as it reasonable takes for Customer to devote resources to adapt to the change, having regard to its other business requirements and priorities. If Customer and MCIS cannot agree on the change or the timing of the change, either of them may refer the matter to dispute resolution in accordance with Section 20 of the main Agreement, provided that such a disagreement is excluded from the arbitration process set out in that Article.

3.3 Customer will respond within thirty (30) Business Days after receipt of a Change Order Request, either indicating acceptance by signing the Change Order Request or by identifying where the Change Order Request is unacceptable and indicating rejection or acceptable alternatives. Decisions made by Customer with respect to Change Order Request initiated by MCIS will not be subject to the dispute resolution process.


                                   ARTICLE 4
                              ANCILLARY AGREEMENTS


ANCILLARY AGREEMENTS

4.1 In each Change Order Request, Customer shall warrant that the only Ancillary Agreements required are those listed in the Change Order Request.
MCIS shall acquire and pay for any Ancillary Agreements that are not listed in the Change Order Request. In the event that MCIS believes that one or more of such Ancillary Agreements could not reasonably have been foreseen by a person skilled in the provisioning of systems management services or were not identified because of incomplete or inaccurate information provided by Customer and provided that MCIS has acquired and paid for such Ancillary Agreements, MCIS may require Customer to pay for such Ancillary Agreements, to be accompanied by a written explanation of the reasons for the omission. If Customer refuses to make payment, MCIS may submit the matter for dispute resolution in accordance with Section 20 of the Agreement.

                                   EXHIBIT 1
                              CHANGE ORDER REQUEST


TO:       MCI MCIS Corp. ("MCIS")

FROM:

RE:       nEM Agreement between MCIS and Customer dated *
________________________________________________________________________________

Change Order Request Number _____________.

This Change Order Request forms part of and is subject to the terms and conditions in the Agreement and is not binding until Customer and MCIS have executed and agreed to a Change Order Proposal prepared by MCIS.

1.   Statement of Objective

2.   Description of Expected Service Change

3.   Expected Effect on Existing Services

4.   Delivery Schedule

5.   Ancillary Agreements Anticipated

6.   Expected Effect on Price

Please respond to this Change Order Request on or before _____________________.


Per:________________________________

____________________________________
Name (Print or Type)

____________________________________
Title

_____________________________________
Date

                                   EXHIBIT 2
                             CHANGE ORDER PROPOSAL


TO:


FROM:            MCIS



RE:  nEM Agreement between MCIS and Customer dated *
________________________________________________________________________________

Change Order Proposal Number ______.

This Change Order Proposal forms part of and is subject to the terms and conditions in the Agreement and is not binding until either MCIS or Customer has executed and agreed to this Change Order Proposal prepared by MCIS.

1.   Statement of Objective

2.   Description of Expected Service Change

3.   Expected Effect on Existing Services

4.   Delivery Schedule

5.   Ancillary Agreements Anticipated

6.   Expected Effect on Price

Please respond to this Change Order Request on or before ________________.


Per:_____________________________

________________________________
Name (Print or Type)

_________________________________

_________________________________
Title


_________________________________
Date

MCIS RESPONSE:

_____________________________________
Title

______________________________________
Date: